UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒        Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Invesco Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online Go to www.envisionreports.com/IVZ or scan the QR code – login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Invesco Ltd. Shareholder Meeting to be Held on Thursday, May 23, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 proxy statement and annual report to shareholders are available at:

www.envisionreports.com/IVZ

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/IVZ
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 8, 2024 to facilitate timely delivery.

⬛	2 N O T

03YVGB

Shareholder Meeting Notice

The 2024 Annual Meeting of Shareholders of Invesco Ltd. will be held on Thursday, May 23, 2024 at 12:00 p.m. Eastern Time, virtually via the Internet at www.meetnow.global/MQZGZ65.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5:

1.	Election of Directors:

01 - Sarah E. Beshar

02 - Thomas M. Finke

03 - Thomas P. Gibbons

04 - William F. Glavin, Jr.

05 - Elizabeth S. Johnson

06 - Andrew R. Schlossberg

07 - Sir Nigel Sheinwald

08 - Paula C. Tolliver

09 - G. Richard Wagoner, Jr.

10 - Christopher C. Womack

11 - Phoebe A. Wood

2.	Advisory vote to approve the company’s 2023 executive compensation
3.	Amendment and restatement of the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of authorized shares and make certain other revisions
4.	Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2024
5.	Shareholder proposal to request shareholder opportunity to vote on excessive golden parachutes

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet – Go to www.envisionreports.com/IVZ. Click Cast Your Vote or Request Materials.
– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials Invesco Ltd.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 8, 2024.